Exhibit 3.2
                                                            Amended and Restated
                                                          as of November 7, 2007


                                     BY-LAWS

                                       OF

                             AMERICAN BILTRITE INC.
                               (the "Corporation")

                                    ARTICLE I

                          CERTIFICATE OF INCORPORATION

            The name, location of principal office and purposes of the Corporation shall be as set forth in its restated certificate of incorporation, as it may be amended or restated from time to time. These By-laws, the powers of the Corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the certificate of incorporation.

            All references in these By-laws to the "certificate of incorporation" shall be construed to mean the certificate of incorporation of the Corporation, as from time to time amended or restated, as adopted pursuant to Section 102 of the General Corporation Law of the State of Delaware or acts in amendment thereof, supplemental thereto or in substitution therefore.

                                   ARTICLE II

                                 ANNUAL MEETING

            The annual meeting of stockholders of the Corporation, and any special meeting held in place of such annual meeting, for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such place, on such date and at such time either within or without the State of Delaware as shall be determined by the Board of Directors each year, which date and time may subsequently be changed at any time, including the year any such determination occurs. Any adjourned session of any annual meeting, or special meeting held in place of such annual meeting, of the stockholders shall be held at such place, on such date and at such time as is designated in the vote of adjournment.


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                                   ARTICLE III

                        SPECIAL MEETINGS OF STOCKHOLDERS

            A special meeting of the stockholders may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, the President, or by the Board of Directors or by a majority of the directors then in office. A special meeting of the stockholders shall be called by the Secretary, or in the case of death, absence, incapacity or refusal of the Secretary, by some other officer, upon written application of one or more stockholders who are entitled to vote and who hold at least 10% in interest of the capital stock entitled to vote at such meeting. The place, date and time of any special meeting of stockholders either within or without the State of Delaware shall be as stated in the call. Any adjourned session of any special meeting of the stockholders shall be held at such place, on such date and at such time as is designated in the vote of adjournment.

                                   ARTICLE IV

                        NOTICE OF STOCKHOLDERS' MEETINGS

            A written notice of each meeting of stockholders, stating the place, date and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given, at least 10 days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who under the certificate of incorporation is entitled to such notice. Such notice shall be given by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by some other officer or by a person designated either by the Secretary, the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or the President.

                                    ARTICLE V

                        QUORUM AND ACTION OF STOCKHOLDERS

            At any meeting of the stockholders, a quorum for the election of any director or officer or for the consideration of any question shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at such election or upon such question, respectively, present in person or by proxy, except in any case where a larger quorum is required by law, the certificate of incorporation or these By-laws. Stock owned by the Corporation, if any, shall not be deemed outstanding for this purpose. In any case, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned, without further notice.

            When a quorum for an election is present at any meeting, a plurality of the votes properly cast for any office shall elect to such office, except in any case where a larger vote is required by law, the certificate of incorporation or these By-laws. When a quorum for the consideration of a question is present at any meeting, a majority of the votes properly cast upon the question shall decide the question, except in any case where a larger vote is required by law, the certificate of incorporation or these By-laws.


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                                   ARTICLE VI

         PROXIES; FIDUCIARY AND PLEDGED STOCK VOTING; STOCKHOLDER LISTS

            Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

            Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged will be entitled to vote those shares, unless in the transfer by the pledger on the books of the Corporation the pledger shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and vote thereon.

            The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

            The number of directors which shall constitute the whole board shall be not less than three nor more than fifteen directors, the exact number of which to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1990 annual meeting of stockholders, Class I directors were elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1991, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

            Except as otherwise provided in Article XVI, a director shall hold office until the annual meeting of the stockholders for the year in which his term expires and until his successor is duly elected and qualified, or until he sooner dies, resigns, retires, is disqualified or is removed from office.


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            No director or officer need be a stockholder.

                                  ARTICLE VIII

                         POWERS OF DIRECTORS; COMMITTEES

            The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these By-laws required to be exercised or done by the stockholders.

            Subject to law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members; and no By-law adopted by stockholders shall operate retroactively to impair or impede the implementation of any action authorized in accordance with the foregoing.

            The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may at any time and from time to time designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of two or more of the directors of the Corporation. Each such committee shall have such name and from time to time shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including power to authorize the seal of the Corporation to be affixed to all papers which may require it, as may be determined from time to time by resolution adopted by a majority of the whole Board of Directors. Such committees need not hold formal meetings, but any decisions made by a committee without a formal meeting shall be reduced to writing and such writing shall be signed by all of the members of the committee. All minutes of meetings of committees and all such written decisions shall be available to the Board of Directors on its request. The resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these By-laws and, to the extent that there is any inconsistency between these By-laws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

                                   ARTICLE IX

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

            Regular meetings of the Board of Directors and any committee thereof may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the board or such committee, as applicable, may by vote from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders.


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            Special meetings of the Board of Directors may be held at any place, on any date and at any time either within or without the State of Delaware when called by the Chairman of the Board, the Vice Chairman of the Board, the President, the Treasurer, or two or more directors, reasonable notice thereof being given to each director by the Secretary, or in case of the death, absence, incapacity or refusal by the Secretary, by the officer or directors calling the meeting. Special meetings of any committee of the Board of Directors may be held at any place, on any date and at any time either within or without the State of Delaware when called by the chairman of such committee, if there be one, the President, or any director serving on such committee. In any case, it shall be deemed sufficient notice to a director or committee member, as applicable, to send notice by mail at least forty-eight hours or by telephone or electronic means at least twenty-four hours before the meeting or to give notice to him in person by handing such director a written notice at least twenty-four hours before the meeting.

                                    ARTICLE X

                         QUORUM AND ACTION OF DIRECTORS

            Except as otherwise required by law, the certificate of incorporation, these By-laws or the applicable rules and regulations of any securities exchange or quotation system on which the Corporation's securities are listed or quoted for trading, at any meeting of the Board of Directors or any committee thereof, a majority of the whole Board of Directors or a majority of the directors constituting such committee, as applicable, shall constitute a quorum for the transaction of business. The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable, except in any case where a larger vote is required by law, the certificate of incorporation, these By-laws or any applicable rule or regulation of any securities exchange or quotation system on which the Corporation's securities are listed or quoted for trading. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat by a majority of vote of those directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, date and time of the adjourned meeting, until a quorum shall be present.

                                   ARTICLE XI

                                    OFFICERS

            The officers of the Corporation shall be an Honorary Chairman of the Board of Directors (if one is elected), a Chairman of the Board, a Vice Chairman of the Board (if one is elected), a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President), a Treasurer, a Secretary and such other officers, if any, as the Board of Directors may in its discretion elect or appoint. The Honorary Chairman of the Board, (if any), the Chairman of the Board and the Vice Chairman of the Board (if any) shall be chosen from among the directors. The chief executive officer of the Corporation shall be appointed by the Board of Directors. So far as is permitted by law, any two or more offices may be held by the same person, except that the President shall not also be a Vice President or Secretary.


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            Subject to law, the certificate of incorporation and the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Board of Directors may from time to time designate.

            The Honorary Chairman of the Board (if one is elected), the Chairman of the Board, the Vice Chairman of the Board (if one is elected), the President, any Vice President, the Treasurer and the Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the Board of Directors at such meeting or at any other time. One or more additional Vice Presidents may be elected by the Board of Directors at any time other than at such meeting.

            Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his successor is elected or appointed and qualified, or until he sooner dies, resigns, retires, becomes disqualified or is removed from office.

            Any vacancy occurring in any required office of the Corporation shall be filled by the Board of Directors. Any vacancy occurring in any other office of the Corporation may be filled by the Board of Directors.

                                   ARTICLE XII

                             DUTIES OF THE OFFICERS

            The Honorary Chairman of the Board (if one is elected) shall advise with and make his counsel available to other officers of the Corporation, and shall have such other duties and powers as shall be designated from time to time by the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman of the Board and the President, the Honorary Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present, except as otherwise voted by the Board of Directors.

            The chief executive officer of the Corporation shall have the general direction of the affairs of the Corporation, except as otherwise prescribed by the Board of Directors. The Chairman of the Board shall preside as Chairman at all meetings of the stockholders and of the Board of Directors. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall preside as Chairman at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board, the Vice Chairman of the Board and the chief executive officer each may execute contracts in the name of the Corporation and appoint and discharge agents and employees.

            The President shall direct the operations of the Corporation, being responsible to the Chairman of the Board. He shall, in the event of the incapacity of the Chairman of the Board and the Vice Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors at which he is present. The President may also execute contracts in the name of the Corporation, and appoint and discharge agents and employees.


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            The several Vice Presidents shall have such duties and powers as shall be designated from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board or the President. They may be given particular titles to indicate their general duties, such as Executive Vice President, Vice President Finance, Vice President Corporate Public Relations, Vice President in charge of sales, etc.

                                  ARTICLE XIII

                                    TREASURER

            The Treasurer shall be in charge of corporate funds, securities and valuable papers and of the books of account, and shall have such other duties and powers as may be designated from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board or the President.

            Any Assistant Treasurers shall have such duties and powers as shall be designated from time to time by the Board of Directors or by the Treasurer, and shall be responsible and report to the Treasurer.

                                   ARTICLE XIV

                                    SECRETARY

            The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors, in a book or books to be kept for that purpose, and in his absence from any such meeting a temporary Secretary shall be chosen who shall record the proceedings thereof.

            The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under the direction of the Secretary), an original or duplicate of which shall at all times during the usual hours for business be open to the examination of every stockholder at the principal office of the Corporation in Delaware. The Secretary shall have such other duties and responsibilities as may be designated from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board or the President.

            Any Assistant Secretaries shall have such duties and powers as shall be designated from time to time by the Board of Directors or by the Secretary, and shall be responsible and report to the Secretary.


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                                   ARTICLE XV

                               EXECUTIVE COMMITTEE

            The Board of Directors may appoint not less than five (5) directors who shall constitute the Executive Committee and who shall include the Chairman of the Board, the Vice Chairman of the Board and the President. One of the directors so appointed shall be designated by the Board of Directors as Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee, and in the event of his incapacity or absence, the Chairman of the Board, the Vice Chairman of the Board or the President, in that order, if present, shall preside. Vacancies in the Executive Committee may be filled at any meeting of the Board of Directors.

            The Executive Committee shall advise with and aid the officers of the Corporation in all matters concerning its interests and management of its business and when the Board of Directors is not in session, the Executive Committee shall have and may exercise all the powers of the Board of Directors with reference to the conduct of the business of the Corporation which may be lawfully delegated by the Board of Directors.

            At any meeting of the Executive Committee, two-thirds of the members shall constitute a quorum. Any action of the Executive Committee to be effective must be authorized by the affirmative vote of not less than two-thirds of the members of the Executive Committee. If a quorum shall not be present at any meeting of the Executive Committee, the members present thereat may, by majority vote of those members present, adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, date and time of the adjourned meeting, until a quorum shall be present.

            The Secretary shall keep the minutes of the meetings of the Executive Committee and cause them to be recorded in a book kept at his office for that purpose. These minutes shall be presented to the Board of Directors from time to time for their information.

            Subject to law, the certificate of incorporation and the applicable rules and regulations of any securities exchange or quotation system upon which the Corporation's securities may be listed or quoted for trading, with respect to the Executive Committee, to the extent there is any inconsistency between the provisions of this Article XV and the provisions of any other article of these By-laws, the provisions of this Article XV shall control (except with respect to the last sentence of Article VIII of these By-laws, which shall control any inconsistency between it and this Article XV).

                                   ARTICLE XVI

                            RESIGNATIONS AND REMOVALS

            Any director or officer may resign at any time by delivering his resignation in writing or by electronic transmission to the Chairman of the Board, the Vice Chairman of the Board, the President or the Secretary or to a meeting of the Board of Directors, and such resignation shall take effect at the time stated therein or if no time be so stated upon its delivery, and without the necessity of being accepted unless the resignation shall so state. Each of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding stock of the Corporation then entitled to vote for the election of such director.


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            The Board of Directors may at any time remove from office any officer. Except where a right to receive compensation for a definite future period shall be expressly provided in a written agreement with the Corporation duly approved by the Board of Directors, no director or officer who has resigned or been removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise.

                                  ARTICLE XVII

                    VACANCIES AND NEWLY CREATED DIRECTORSHIPS

            If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to law and the certificate of incorporation, the Board of Directors shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in its number as fixed by these By-laws.

                                  ARTICLE XVIII

                    STOCK CERTIFICATES; UNCERTIFICATED SHARES

            Shares of the Corporation's stock may be certificated or uncertificated, as may be determined by the Board of Directors and as may be required by law. Every holder of stock in the Corporation represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the Vice Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation; provided, however, that where such certificate is signed (i) by a transfer agent or an assistant transfer agent or (ii) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the Chairman of the Board, the Vice Chairman of the Board, the President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile.

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In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation, and any such issue shall be regarded as an adoption by the Corporation of such certificate or certificates. Certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors.

            Certificates issued for partly paid shares shall state thereon the total amount of consideration to be paid therefor and the amount paid thereon.

                                   ARTICLE XIX

                           TRANSFER OF SHARES OF STOCK

            Stock of the Corporation shall be transferable in the manner prescribed by law and these By-laws. Subject to the restrictions, if any, imposed by the certificate of incorporation, (i) title to shares of the Corporation's stock in certificated form shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate, accompanied by a written assignment of the same, or a written power of attorney to sell, assign or transfer the same or the shares represented thereby, properly executed and (ii) title to shares of the Corporation's stock in uncertificated form shall be transferred only upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or a written power of attorney to sell, assign or transfer the same, properly executed. Every certificate for stock of the Corporation surrendered to the Corporation shall be cancelled, and upon receipt by the Corporation of proper transfer instructions from the registered owner of uncertificated shares of the Corporation, such uncertificated shares shall be cancelled. No transfer of stock of the Corporation shall be valid against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The person registered on the books of the Corporation as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner and shall be held liable for such calls and assessments, if any, as may lawfully be made thereon, and except only as may be otherwise required by law, may in all respects be treated by the Corporation as the exclusive owner thereof. It shall be the duty of each stockholder to notify the Corporation of his post office address.

                                   ARTICLE XX

                           TRANSFER BOOKS; RECORD DATE

            In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.

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If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE XXI

                              LOSS OF CERTIFICATES

            In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate or uncertificated shares may be issued in place thereof, upon such terms in conformity with law as the Board of Directors may prescribe.

                                  ARTICLE XXII

                                     NOTICES

            Section 1. Notices. Whenever written notice is required by law, the certificate of incorporation or these By-laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under law, the certificate of incorporation or these By-laws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary, if any, of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may be given personally, by telephone or by electronic transmission.


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            Section 2. Waivers of Notice. Whenever any notice is required by law, the certificate of incorporation or these By-laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, as permitted, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the certificate of incorporation or these By-laws.

                                  ARTICLE XXIII

                                      SEAL

            The corporate seal of the Corporation shall, subject to alteration by the Board of Directors, consisting of two concentric circles which shall be the name of the Corporation and in the center shall be inscribed the year of its organization and the words "Corporate Seal, Delaware". Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE XXIV

                               EXECUTION OF PAPERS

            Except as otherwise provided in these By-laws, and except as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the President, a Vice President or the Treasurer.

            The Board of Directors may, for the purpose of entrance and clearance of goods through any port of entry or custom house, authorize and empower one or more officers or agents of the Corporation to execute and deliver any and all powers of attorney, bonds and other papers or documents, and to do any and all acts necessary or useful, to effect such entrance and clearance of goods.


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                                   ARTICLE XXV

                                   FISCAL YEAR

            The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December next following, unless otherwise determined by the Board of Directors.

                                  ARTICLE XXVI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 1. Right to Indemnification. Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by law, from time to time, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith. The right to indemnification conferred by this Article XXVI shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any action, suit or proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article XXVI. Similar indemnification may be provided by the Corporation to an employee or agent of the Corporation who was or is a party or is threatened to be made a party to or is involved in any such threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan.

            Section 2. Other Indemnification. The rights of indemnification conferred by this Article shall not be exclusive of any other rights which such directors, officers, employees or agents may have or hereafter acquire and, without limiting the generality of the foregoing, they shall be entitled to their respective rights of indemnification under the certificate of incorporation, any by-law, agreement, vote of stockholders or directors, provision of law or otherwise, as well as their rights under this Article.


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            Section 3. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article XXVI. The Corporation may also create a trust fund, grant a security interest and use other means (including letters of credit, surety bonds and other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

            Section 4. Survival; No Retroactive Modification. The right to indemnification and advancement of expenses provided to a person by this Article XXVI shall inure to the benefit of such person's heirs, executors and administrators. Any repeal or modification of this Article XXVI shall not adversely affect any rights to indemnification of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE XXVII

                    VOTING OF SHARES OWNED BY THE CORPORATION

            Any share or shares of stock or other securities issued by any other corporation or other entity owned or controlled by the Corporation may be voted at any stockholders' or securityholders' meeting of such other corporation or other entity by the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee or the President of the Corporation if he be present or in his absence by any Vice President of the Corporation who may be present. Whenever in the judgment of the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, or the President, or in their absence of a Vice President, it is desirable for the Corporation to execute a proxy or give a stockholder's or securityholder's consent in respect to any share or shares of stock or other securities issued by any other corporation or other entity and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the President or one of the Vice Presidents of the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock or other securities issued by such other corporation or other entity and owned by the Corporation the same as such share or shares or securities might be voted by the Corporation. The provisions of, and authority granted by the provisions of, this Article shall be subject always to the specific directions of the Board of Directors.


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                                 ARTICLE XXVIII

                                   AMENDMENTS

            These By-laws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal, or the articles to be affected thereby, or at any meeting of the Board of Directors by resolution of a majority of the whole Board of Directors. Any By-law, whether passed, amended or repealed by the stockholders or directors, may be repealed, amended, further amended or reinstated, as the case may be, by either the stockholders or the directors as aforesaid.

                                  ARTICLE XXIX

                            WHOLE BOARD OF DIRECTORS

            As used in these By-laws generally, the term "whole Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.


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